Betz Laboratories, Inc.
                                               436 Somerton Road
                                               PO Box 3002
                                               Trevose, PA 19053-6783
                                               215 355 3300
                                               215 953 5536 Fax

June 23, 1995

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Registration Statement on Form S-8

Gentlemen:

     Pursuant to Regulation S-T, attached for filing with the Commission is a Registration Statement on Form S-8.

     The Registration Statement registers 2,000,000 Common Shares (par value $.10 per share) of the Registrant for issuance under the Registrant's Stock Option Plan of 1987.

     Pursuant to Section 6(b) of the Securities Act of 1933 and Regulation
Section 230.457 the fee to register such shares has been electronically wired to the Commission's account at Mellon Bank, NA., Pittsburgh, PA.


                                      Very truly yours,

                                      /s/ James H. Decker
                                      -----------------------------------
                                      James H. Decker
                                      Assistant General Counsel

===========================================================================
   As filed with the Securities and Exchange Commission on June 23, 1995
                                               Registration No. ___________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                            ___________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            ___________________

                          BETZ LABORATORIES, INC.
            (Exact name of issuer as specified in its charter)

       Pennsylvania                                      23-1503731
(State of Incorporation)                              (I.R.S. Employer
                                                    Identification Number)

                            4636 Somerton Road
                             Trevose, PA 19053
                               215-355-3300
                 (Address of principal executive offices)

                      _______________________________

                              OFFERING UNDER
             BETZ LABORATORIES, INC. STOCK OPTION PLAN OF 1987
                           (Full Title of Plan)

                            William C. Brafford
               Vice President, Secretary and General Counsel
                            4636 Somerton Road
                             Trevose, PA 19053
                  (Name and address of agent for service)
Telephone number, including area code, of agent for service: (215)355-3300

                        ___________________________


                     CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------
                                 Proposed    Proposed
  Title of                       Maximum     Maximum
  Securities       Amount        Offering    Aggregate     Amount of
  to be            to be         Price       Offering      Registration
  Registered       Registered    Per share   Price         Fee
- ---------------------------------------------------------------------------
Common Shares      2,000,000     $45.125     $90,250,000   $31,121
- ---------------------------------------------------------------------------

     Calculated pursuant to Rule 457(h). Computed based upon the average of the high and low prices of Betz Laboratories, Inc. Common Shares on June 20, 1995 as reported on the New York Stock Exchange.

     In accordance with Rule 429 this Registration Statement also relates to File Nos. 2-44387, 2-51287, 2-55728, 2-63999, 2-67345, 2-71761, 2-76926,
2-88323, 33-21858, 33-28426, 33-34812 and 33-40175.

                        Index Exhibit at Page II-1
===========================================================================

                                  Part I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        There are incorporated herein by reference the following documents:

            1. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.
            2. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.
            3. The Company's Proxy Statement, dated March 8, 1995, for the Annual Meeting of Shareholders held April 13, 1995.
            4. The description of the Company's Common Shares which is contained in a registration statement filed under the Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

        All other reports and other documents filed by the Company pursuant to Sections 13,14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the Common Shares offered hereby have been sold or which registers all such Common Shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interest of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        The Company's Bylaws provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, as follows:

            (1) if and to the extent the director or officer has been successful on the merits or otherwise in defense of the action, suit or proceeding, or in defense of any claim, issue or matter contained therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith;

            (2) if the action, suit or proceeding is by or in the right of the Company, a director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding only if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; provided that no indemnification shall be made with respect to any claim, issue or matter as to which an officer or director shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company; unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such a person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem appropriate;

            (3) if the action, suit or proceeding is an action, suit or proceeding other than one by or in the right of the Company, a director or officer shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

Exhibit 4 The Betz Laboratories, Inc. Stock Option Plan of 1987 is attached hereto as Exhibit 4.

Exhibit 5      Legal Opinion of William C. Brafford dated June 21, 1995.

Exhibit 23(a)  Consent of Independent Auditors.

        23(b)  Consent of William C. Brafford, Esquire.

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section
               10(1)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 143 or Section 13(d) of the Exchange Act that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Trevose, Commonwealth of Pennsylvania, on this 21st day of June, 1995.


                         BETZ LABORATORIES, INC.
                           (REGISTRANT)


                         BY: /s/ William R. Cook
                            ----------------------------------------
                            William R. Cook, President and Chief
                             Executive Officer


                         BY: /s/ R. Dale Voncanon
                            ----------------------------------------
                            R. Dale Voncanon, Vice President-Finance
                             and Treasurer (Principal Financial and
                             Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated.


             Name               Title                       Date


  /s/  John W. Boyer, Jr.       Director                    June 21, 1995
  ---------------------------
  John W. Boyer, Jr.

  /s/ Patrick F. Brennan        Director                    June 21, 1995
  ---------------------------
  Patrick F. Brennan

  /s/ Carolyn S. Burger         Director                    June 21, 1995
  ---------------------------
  Carolyn S. Burger

  /s/ George A. Butler          Director                    June 21, 1995
  ---------------------------
  George A. Butler

  /s/ William R. Cook           President, Chief Executive  June 21, 1995
  ---------------------------    Officer and Director
  William R. Cook

  /s/ John F. McCaughan         Chairman of the Board       June 21, 1995
  ---------------------------      and Director
  John F. McCaughan

  /s/ John A. Miller            Director                    June 21, 1995
  ---------------------------
  John A. Miller

  /s/ John R. Quarles, Jr.      Director                    June 21, 1995
  ---------------------------
  John R. Quarles, Jr.

  /s/ John A. H. Shober         Director                    June 21, 1995
  ---------------------------
  John A. H. Shober

  /s/ Geoffrey Stengel, Jr.     Director                    June 21, 1995
  ---------------------------
  Geoffrey Stengel, Jr.

  /s/ Robert L. Yohe            Director                    June 21, 1995
  ---------------------------
  Robert L. Yohe

                             INDEX TO EXHIBITS


Exhibit                         Description                   Page

 4 The Betz Laboratories, Inc. Stock Option Plan of 1987 ............. II-2

 5 Legal Opinion of William C. Brafford dated June 21, 1995........... II-8

23 Consents .......................................................... II-9
   a) Consent of Independent Auditors ................................ II-9
   b) Consent of William C. Brafford, Esquire ........................ II-9

                                 EXHIBIT 4

                          BETZ LABORATORIES, INC.

                         STOCK OPTION PLAN OF 1987

1.  PURPOSE

The Betz Laboratories, Inc. Stock Option Plan ("Plan") is intended to promote the interests of Betz Laboratories, Inc. ("Company") and its shareholders by providing a method whereby directors, officers and key employees of the Company and any subsidiary corporation ("Subsidiary Corporation") may be encouraged to invest in the Company's Common Stock on reasonable terms, and thereby increase their proprietary interest in the Company's business, encourage them to remain in the service and employ of the Company and increase their personal interest in its continued success and progress.

2.  ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company ("Board"); provided, however, that the Board may delegate to a committee composed of two (2) or more of its members ("Committee") all or any portion of its authority and responsibility for such administration, in which event all provisions contained herein referring to the Board shall be applicable to such Committee. Such delegation of authority and responsibility shall be effective until revoked by the Board.

The Board or the Committee, as appropriate, shall have full and final authority, in its discretion but subject to the express provisions of the Plan, (a) to determine from time to time the individuals in the eligible group to whom options shall be granted and the number of shares to be covered by each option; (b) to determine the purchase price (but not less than fair market value) of the shares covered by each option and the time or times at which each option shall be granted; (c) to interpret the Plan;
(d) to make, amend, and rescind rules and regulations relating to the Plan;
(e) to determine the terms and provisions of the instruments by which options shall be evidenced; and (f) to make all other determinations necessary or advisable for the administration of the Plan provided, however, that the Committee may delegate some of the foregoing functions to the Chief Executive Officer, excepting grants made to "covered employees" as defined by Section 162(m)(3) of the Internal Revenue Code, or to "statutory insiders" as defined by Section 16 of the Securities Exchange Act of 1934.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.  ELIGIBILITY

The individuals who shall be eligible to receive options shall be directors, officers and key employees of the Company or a Subsidiary Company, except any of the foregoing who owns, or would own, if those options already granted to him were exercised, stock possessing more than five percent (5%) of the voting power or value of all classes of stock of the Company, or of any parent or Subsidiary Company, such ownership to be determined in accordance with Section 425(d) of the Code, which treats an individual as owning stock owned by certain relatives and other persons. An individual who has been granted an option may, if otherwise eligible, be granted an additional option or options if the Board or the Committee shall so determine.

4.  STOCK

The stock with respect to which options may be granted under the Plan shall be shares of the authorized but unissued Common Stock, or shares of issued Common Stock reacquired and held in the Company's treasury, or both. The aggregate amount of the Common Stock on which options may be granted under the Plan shall not exceed five million eight hundred thousand (5,800,000) shares. The number of shares which the Board or the Committee is authorized to option under this Plan, and the number issuable upon the exercise of outstanding options granted thereunder (as well as the exercise price of such outstanding options), shall be adjusted to reflect, as may be deemed appropriate by the Board or the Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation, or the like.

In the event that any outstanding option under the Plan for any reason expires or is surrendered or terminated, the shares of Common Stock allocable to such option or to the unexercised portion thereof may again be subjected to an option under the Plan.

5.  GRANTING OF OPTIONS

From time to time until termination of the Plan as provided in Section 8, the Board or the Committee shall select from among those who are then eligible under Section 3 the individual(s) to whom options shall be granted and shall determine the number of shares to be covered by each option. Each individual thus selected shall, at such time as the Board or the Committee shall determine, be granted an option with respect to the number of shares of Common Stock thus determined. The recommendation or selection of an individual as a participant in any grant of an option under the Plan shall not be deemed to entitle the individual to such option prior to the time when it shall be granted by the Board or the Committee. The granting of an option under the Plan shall not be deemed either to entitle such individual to, or to disqualify such individual from, any participation in any other grant of options under the Plan. In making any determination as to individuals to whom options shall be granted and as to the number of shares to be covered by such options, the Board or the Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company or a Subsidiary Company, and such other factors as the Board or the Committee shall deem relevant in accomplishing the purposes of the Plan.

6.  TERMS AND CONDITIONS OF OPTIONS

The options granted pursuant to the Plan shall include the following terms and conditions:

     (a)  Price

          The option price shall be not less than one hundred percent (100%) of the fair market value of the option shares on the date the option is granted, as determined by the Board.

     (b)  Term

          The term of any option granted under the Plan shall be not longer than ten (10) years from the date it is granted, subject to earlier termination as provided in Paragraphs (c) and (d) below.

     (c)  Termination of Employment

          Any option granted under the Plan may, subject to the provisions of Paragraph (d) below, be exercised by the optionee, to the extent of the number of shares with respect to which he could have exercised it on the date of termination of his employment, within three (3) months after his employment shall have terminated; provided, however, that the Board or the Committee may, in its discretion with cause, cancel as of the time of such termination of employment all unexercised rights to which the optionee would be otherwise entitled. Any such cancellation must be effected by a notice mailed (whether or not received) to the last known address of the optionee, postage prepaid, by certified or registered mail, within one (1) month of the date of termination of employment. "Cause" shall include the following:
          (i) dishonesty, (ii) gross negligence of duties, (iii) conviction of a serious crime, and (iv) violation of noncompetition covenants.

          Whether authorized leave of absence or absence on military or governmental service shall constitute employment for the purposes of the Plan shall be conclusively determined by the Board or the Committee.

     (d)  Exercise Upon Death of Optionee

          If an optionee shall die during his employment or within three
          (3) months following termination of employment, and prior to the expiration date fixed for his option, such option may be exercised, to the extent of the number of shares with respect to which the optionee could have exercised it on the date of his death, by the optionee's estate, personal representative or beneficiary who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, at any time prior to the earlier of (i) the first anniversary of the optionee's death, or (ii) the expiration date specified in such option, notwithstanding any great restrictions as to the year the option or any portion of the option is exercisable.

     (e)  Exercise Upon Disability of Optionee

          If an optionee shall become disabled (within the meaning of Section 105(d)(4) of the Code) during his employment and, prior to the expiration date fixed for his option, his employment is terminated as a consequence of such disability, such option may be exercised by the optionee at any time prior to the earlier of
          (i) the first anniversary of the optionee's termination of employment, or (ii) the expiration date specified in such option.

     (f)  Assignability

          No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by him.

     (g)  Rights as a Stockholder

          An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the issuance of a stock certificate to him for such shares.

     (h)  Exercise Upon Retirement

          In the event an employee's employment has been or is terminated as a result of retirement under the terms of the Employee Retirement Plan, any options, including options then subject to restrictions, shall be exercisable within five (5) years from the effective date of such retirement.

7.  OPTION INSTRUMENTS - OTHER PROVISIONS

The options granted shall be evidenced by instruments in such form as the Board or the Committee shall from time to time approve, which instruments shall contain such provisions, not inconsistent with the provisions of the Plan, as the Board or the Committee shall deem advisable.

8.  AMENDMENT OR DISCONTINUANCE OF PLAN

The Board or the Committee may from time to time, with respect to any shares of Common Stock as to which options have not then been granted, suspend or discontinue the Plan or amend it in any respect whatsoever, except that, without the approval of the holders of at least a majority of Common Stock represented and entitled to vote at a meeting of Stockholders (except as provided in Section 4), the maximum number of shares of Common Stock with respect to which options may be granted under the Plan shall not be increased, the limitations on the price at which options may be granted shall not be changed, and there shall be no change in the designation of the eligible participants.

9.  EXERCISE OF OPTIONS

Options may be exercised by any individuals entitled to do so either in whole or in part by presenting to the Company appropriate written notice together with (i) funds in the form of cash or personal check, in an amount sufficient to pay for the shares plus any taxes or other transfer costs applicable to the transaction or (ii) with the approval of the Committee, by tendering to the Company shares of the Common Stock of the Company, owned by him/her, and having a fair market value equal to the exercise price applicable to his/her option, or (iii) at the discretion of the Committee by a combination of (i) and (ii) above. The fair market value of Stock so delivered shall be the closing price of publicly-traded shares of Stock on the date prior to the date of exercise, as reported in The Wall Street Journal. The partial exercise of the option shall have no effect on the unexercised portion of the option.

10. RIGHT TO RECEIVE OPTIONS

Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an option, or any other right hereunder, unless and until the Board or the Committee shall have granted such individual an option, and then his rights shall be only such as are provided by the instrument evidencing such option.

11. INDEMNIFICATION OF BOARD AND COMMITTEE

In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf.

12. APPLICATION OF FUNDS

Such proceeds as shall be received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

13. SHAREHOLDER APPROVAL

This Plan was approved by the holders of at least a majority of Common Stock represented and entitled to vote at a meeting of shareholders of the Company on April 13, 1995, or at any adjournment thereof.

14. TERMINATION OF PLAN

This Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on April 13, 2005, and no options hereunder shall be granted thereafter. Nothing contained herein, however, shall terminate or affect the continued existence of rights created under options issued hereunder, including options conditional upon approval of this Plan, and outstanding on April 13, 1995, which by their terms extend beyond such date.

                                 EXHIBIT 5


June 21, 1995


The Board of Directors
Betz Laboratories, Inc.
4636 Somerton Road
Trevose, PA 19053

RE:  Betz Laboratories, Inc.
     Stock Option Plan of 1987

Gentlemen:

     This opinion is rendered in connection with the registration of 2,000,000 Common Shares (par value $0.10 per share) of Betz Laboratories, Inc. ("Company") with the Securities and Exchange Commission on Form S-8 for issuance under the above referenced Company plan.

     As General Counsel to the Company, I am familiar with its legal affairs and the legal affairs of its wholly owned subsidiaries which participate, or whose employees are eligible to participate, in the aforementioned plan. Additionally, I have examined such records, certificates, documents, statutes and regulations as I have deemed necessary or appropriate as the basis of the opinions hereinafter set forth.

     Based upon such examination, I am of the opinion that the Common Shares to be issued under the aforementioned plan, if issued in conformity with the terms of such plan, will be validly issued, fully paid and non-assessable.

     I am further of the opinion that the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") are not applicable to the Betz Laboratories, Inc. Stock Option Plan of 1987.

                                       Very truly yours,

                                       s/ William C. Brafford
                                       ------------------------------
                                       William C. Brafford
                                       Vice President, Secretary
                                        and General Counsel

                                EXHIBIT 24

                                 CONSENTS


                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1987 Stock Option Plan of Betz Laboratories, Inc. of our reports dated January 27, 1995, with respect to the consolidated financial statements of Betz Laboratories, Inc. incorporated by reference in its annual report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                     Ernst & Young LLP

Philadelphia, PA
June 21, 1995





                      CONSENT OF WILLIAM C. BRAFFORD


     I consent to the incorporation by reference as an Exhibit of my opinion as to the shares registered hereby and the references to me under the captions, "Legal Opinions" and "Index To Exhibits" in Registration Statement on Form S-8 (to be filed with the Securities and Exchange Commission on or about June 23, 1995), and related Prospectus pertaining to the offering of Common Shares of Betz Laboratories, Inc. under the Betz Laboratories, Inc. Stock Option Plan of 1987.


                                   William C. Brafford


Trevose, PA
June 21, 1995